UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2012

ZST DIGITAL networks, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34488	20-8057756
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

ITC Kung Kuan

No. 206 Tongbai Road,

3rd Floor, No.2 Building,

Zhengzhou City, Henan Province

People’s Republic of China 450007

(Address of Principal Executive Offices)

(86) 371-6771-6850

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously disclosed in a current report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2012, BDO China Dahua CPA Co., Ltd. (“BDO”) informed ZST Digital Networks, Inc. (the "Company") of its decision to resign as the Company's independent registered public accounting firm, effective Mach 26, 2012. In addition, BDO informed the Company that BDO can no longer support its opinion dated March 3, 2011 related to its audit of the Company’s consolidated financial statements for the year ended December 31, 2010 contained in the Form 10-K filed with the SEC on March 4, 2011. As a result, the Company does not anticipate that it will be able to file the annual report on Form 10-K for the fiscal year ended December 31, 2011 timely in accordance with the Securities Exchange Act of 1934.

On April 2, 2012, the Board of Directors of the Company determined that it is in the best interest of the Company to voluntarily delist the Company’s common stock from the NASDAQ Global Market. In connection therewith, the Company notified The NASDAQ Stock Market on April 6, 2012 of the Company’s intention to file a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, with the SEC on or about April 16, 2012.

It is expected that the delisting will take effect on or about April 26, 2012 and the Company’s common stock will become eligible for trading on the over-the-counter market thereafter. The Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and intends to continue to file all periodic and other reports with the SEC as required under applicable federal securities laws.

A copy of press release issued by the Company on April 6, 2012 is furnished herewith as Exhibit 99.1 and is incorporated into this Item 3.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated April 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST Digital Networks, Inc.

Date: April 6, 2012

/s/ Bo Zhong

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated April 6, 2012